SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 8-K

                                Current Report


               Filed pursuant to Section 12, 13, or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)  October 16, 1996



                         INTELLIGENT ELECTRONICS, INC.
                (Exact name of issuer as specified in charter)




     PENNSYLVANIA                    0-15991                  23-2208404
 (State or Other Jurisdiction       Commission            (I.R.S. Employer
    of Incorporation or             file number            Identification
       Organization)                                           Number)



              411 Eagleview Boulevard, Exton, Pennsylvania 19341
                   (Address of principal executive offices)



                                (610) 458-5500
             (Registrant's telephone number, including area code)

Item 5.   Other Events
          ------------

          Private Placement
          -----------------
          On October 16, 1996, Intelligent Electronics, Inc. (the "Company") raised $5,000,000 by the sale of 5,000 shares of its Series B Convertible Preferred Stock ("Preferred Stock") and Warrants to purchase 225,000 shares of its Common Stock in a private placement. In addition, the investor has agreed, subject to the satisfaction of certain conditions, to purchase an additional 10,000 shares of Preferred Stock and Warrants to purchase 225,000 shares of Common Stock, for $10,000,000. Included among the conditions is the effective-ness of a registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission to register the resale of the Common Stock issuable upon conversion of the Preferred Stock and the exercise of the Warrants. Assuming the sale of the additional shares of Preferred Stock and Warrants (but not assuming any exercise of the Warrants), the net proceeds to the Company from the private placement will be approximately $14,300,000 after deduction of placement fees and transaction expenses. The placement agents in the private placement were Susquehanna Financial Group, Inc. and Janney Montgomery Scott, Inc.

          The Preferred Stock is convertible into Common Stock at the option of the holder at a conversion ratio based on average trading prices of the Company's Common Stock, but in any event not exceeding $9.175 per share (subject to other adjustments under certain circumstances), and converts automatically into Common Stock in five years. The rights of the Preferred Stock are set forth in a Statement With Respect to Shares filed with the Pennsylvania Secretary of State. The Warrants sold on October 16, 1996 are exercisable for five years at an exercise price of $11.469 per share. The Warrants to be issued in connection with the issuance of the additional 10,000 shares of Preferred Stock will have an exercise price based on average trading prices of the Company's Common Stock prior to the issuance of the Warrants.

          The sale of the shares of Preferred Stock and the Warrants (including the underlying Common Stock) were exempt from the registration provisions of the Securities Act (the "Act") pursuant to Section 4(2) of the Act and Rule 506 under the Act for transactions not involving a public offering, based on the fact that the private placement was made to one accredited investor which had access to financial and other relevant data concerning the Company, its financial condition, business and assets. The securities sold in the private placement may not be reoffered or resold absent registration under the Act or available exemptions from such registration requirements. The Company has agreed to promptly file the Registration Statement with the Securities and Exchange Commission and use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable.

          A copy of each of the Securities Purchase Agreement, the Statement With Respect to Shares, the Stock Purchase Warrant, and Registration Rights Agreement relating to the sale of the Preferred Stock is attached as an exhibit to this report.


          Initial Public Offering of XLConnect Solutions, Inc.
          ----------------------------------------------------
          On October 22, 1996, in an initial public offering of 3,330,000 shares of its common stock, XLConnect Solutions, Inc. (NASDAQ: XLCT), a subsidiary of the Company, raised approximately $45.5 million (after deducting underwriting discounts and offering expenses). Approximately $43 million of the net proceeds of the offering were used by XLConnect to repay indebtedness owed to the Company. As a result of the offering, XLConnect is now an 80%-owned subsidiary of the Company.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          ------------------------------------------------------------------
     (c)  Exhibits

          99.1  Securities Purchase Agreement, dated October 15, 1996.

          99.2 Statement With Respect to Shares of the Company, filed with the Pennsylvania Secretary of State on October 16, 1996.

          99.3  Stock Purchase Warrant issued October 16, 1996.

          99.4  Registration Rights Agreement dated October 16, 1996.




                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                     INTELLIGENT ELECTRONICS, INC.


Date:  October 24, 1996              By:/s/ Thomas J. Coffey
                                        ------------------------------------
                                            Thomas J. Coffey,
                                            Senior Vice President and
                                            Chief Financial Officer